Exhibit 99.3

The transactions described in this report involve securities of foreign companies. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the transactions described below, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

October 16, 2018

Press Release

Company name: Idemitsu Kosan Co., Ltd.

Representative Director and CEO: Shunichi Kito

(Company Code: 5019, TSE 1st Section)

Contact person:

Koji Tokumitsu, General Manager, Investor Relations Office, Treasury Department

(TEL: +81-3-3213-9307)

Announcement of Changes to the Representative Directors and Officers

Idemitsu Kosan Co., Ltd. (“Idemitsu Kosan”) hereby announces that, at the Meeting of the Board of Directors held October 16, 2018, it has resolved the changes regarding the representative directors and officers as follows. These changes are expected to be formalized at the extraordinary shareholders’ meetings scheduled to be held on December 18, 2018 and at the Meeting of the Board of Directors scheduled to be held on April 1, 2019.

1.	Reason for Changes

As announced in today’s press release titled “Announcement Regarding Execution of Share Exchange Agreement and Business Integration”, Idemitsu Kosan and Showa Showa Shell Sekiyu K.K. (“Showa Shell”) will, subject to the approvals from their extraordinary shareholders’ meetings scheduled to be held on December 18, 2018, implement a business integration by way of share exchange on the effective date of April 1, 2019 (scheduled) (the “Business Integration”).

As a result of the implementation of the Business Integration, in order to achieve an optimal composition of the officers for the realization of Idemitsu Kosan’s vison after the Business Integration, Idemitsu Kosan will change the representative directors and officers. The following appointments are subject to a condition precedent that the share exchange mentioned above becomes effective. After the Business Integration, (i) the business of each director will be commissioned, (ii) executive officers will be appointed; and (iii) the business of each executive officer will be commissioned. Idemitsu Kosan and Showa Shell are currently discussing these matters and will announce once they are determined.

For more details of the Business Integration, please refer to today’s press release titled “Announcement Regarding Execution of Share Exchange Agreement and Business Integration”.

2.	Changes to the Representative Directors

(1) Appointment
Vice Chairman and Representative Director, Executive Officer
Tsuyoshi Kameoka (currently, Representative Director, President, Executive Officer, CEO of Showa Shell)
Representative Director	Tomonori Okada (currently, Representative Director, Vice President, Executive Officer and Oil Business COO of Showa Shell)
(2) Retirement
Executive Vice President and Representative Director
Takashi Matsushita (new position: Director)

3.	Changes to the Officers

(1) New Officer Candidates
Vice Chairman and Representative Director, Executive Officer
Tsuyoshi Kameoka
Representative Director	Tomonori Okada
Director	Katsuaki Shindome (currently, Corporate Executive
Officer of Showa Shell)
Director (part-time)	Masakazu Idemitsu (currently, Representative Director
and President of Nissho Kosan K.K.)
Outside Director	Kazunari Kubohara (currently, lawyer of Kyuhodo Law
Firm)
Outside Director	Norio Otsuka (currently, Outside Director of Showa
Shell)
Outside Director	Yuko Yasuda (currently, Outside Director of Showa
Shell)
Statutory Auditor	Kenji Takahashi (currently, Statutory Auditor of Showa
Shell)
Outside Statutory Auditor	Kenji Yamagishi (currently, Outside Statutory Auditor of
Showa Shell)

(2) Retirement
Managing Director	Susumu Nibuya
Director	Kazuo Maruyama
Director	Toshiaki Sagishima
Director	Kiyoshi Homma
Outside Director	Eri Yokota
Outside Director	Ryosuke Ito
Statutory Auditor	Sakae Hirano
Outside Statutory Auditor	Shoichiro Niwayama

4.	Schedule

Retirement date:	March 31, 2019 (scheduled)
Appointment date:	April 1, 2019 (scheduled)

End

(Attachment) Brief History, etc. of the Representative Directors

Chairman and Representative Director: Takashi Tsukioka

Date of Birth: May 15, 1951

Education: Faculty of Law, Keio University

Number of Shares Held by the Representative Director

Idemitsu Kosan Shares: 44,520 shares

Showa Shell Shares: 0 shares

Brief History:
1975	Joined Idemitsu Kosan
2001	Deputy General Manager of Petroleum Marketing Department
2002	General Manager of Kobe Branch
2005	General Manager of Chubu Branch
2007	Executive Officer and General Manager of Supply & Logistics Department
2008	Managing Executive Officer and General Manager of Supply & Logistics Department
2009	Director and General Manager of Supply & Logistics Department
2010	Managing Director and Managing Executive Officer and General Manager of Corporate Planning Department
2011	Managing Director
2012	Executive Vice President and Director
2013	Representative Director and Chief Executive Officer
2018	Chairman and Representative Director (to date)

Vice Chairman and Representative Director, Executive Officer: Tsuyoshi Kameoka

Date of Birth: October 18, 1956

Education: Economics, Kansei Gakuin University School

Number of Shares Held by the Representative Director

Idemitsu Kosan Shares: 0 shares

Showa Shell Shares: 23,900 shares

Brief History:
1979	Joined Shell Sekiyu K.K.
2002	Oil Products Division Deputy Manager and Overseas Division No.1 Manager of Showa Shell
2003	Oil Products Division Manager
2005	Senior Officer and Kinki Area Manager
2006	Executive Officer and Kinki Branch Manager
2008	Executive Officer and Sales Division Manager
2009	Corporate Executive Officer
2013	Executive Officer Vice President, Oil Business COO
2015	President & Representative Director, Group CEO, Energy Solution Business COO
2016	President & Representative Director, Group CEO
2018	Representative Director, President, Executive Officer, CEO (to date)

Representative Director and Chief Executive Officer: Shunichi Kito

Date of Birth: April 6, 1956

Education: Faculty of Law, Keio University

Number of Shares Held by the Representative Director

            Idemitsu Kosan Shares: 17,023 shares

            Showa Shell Shares: 0 shares

Brief History:
1980	Joined Idemitsu Kosan
2005	Deputy General Manager of Personnel Department
2008	Deputy General Manager of Accounting Department
2011	Executive Officer and General Manager of Accounting Department
2013	Director, Managing Executive Officer and General Manager of Accounting Department
2014	Managing Director
2017	Executive Vice President and Director
2018	Representative Director and Chief Executive Officer (to date)

Representative Director: Tomonori Okada

Date of Birth: May 12, 1954

Education: Engineering, Hiroshima University Graduate School

Number of Shares Held by the Representative Director

            Idemitsu Kosan Shares: 0 shares

            Showa Shell Shares: 21,100 shares

Brief History:
1980	Joined Showa Sekiyu K.K.
2002	Vice Head of Logistics Business Division and Planning Section Manager of Showa Shell
2003	Head of Logistics Business Division of Showa Shell
2006	Senior Officer & Keihin Vice Chief of TOA OILCo., Ltd.
2007	Director of TOA OIL Co.,Ltd.
2009	Managing Director of TOA OIL Co.,Ltd.
2011	Corporate Executive Officer of Showa Shell
2013	Senior Corporate Executive Officer of Showa Shell
2014	Director & Vice President of Seibu Oil Co., Ltd.
2015	Director & President of Seibu Oil Co., Ltd.
2016	Representative Director, Vice President of Showa Shell
2018	Representative Director, Vice President, Executive Officer and Oil Business COO of Showa Shell (to date)

End

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